UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A
(Rule 14A-101)

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OF THE SECURITIES AND EXCHANGE ACT OF 1934

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LCA-Vision Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 29, 2008, LCA-Vision Inc. issued the following press release:

LCA-Vision Urges Stockholders to Take No Action Regarding the Joffe Group’s Threatened Consent Solicitation

CINCINNATI (December 29, 2008) – The LCA-Vision Inc. (NASDAQ: LCAV) Board of Directors strongly opposes the consent solicitation threatened by the Joffe group.  The Board believes that the Company has undertaken a prudent and achievable strategic plan to return the Company to profitability and that the Joffe intervention is a poorly designed effort to take control of your Company.  The Board further believes that the Joffe effort is an undue distraction to the Company that would damage shareholder value.  The Board of Directors strongly encourages stockholders to refrain from taking any action regarding the Joffe group’s consent solicitation until they have had the benefit of the Board’s recommendation and accompanying explanation.

About LCA-Vision Inc./LasikPlus®

LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 77 LasikPlus® fixed-site laser vision correction centers in 33 states and 59 markets in the United States and a joint venture in Canada. Additional company information is available at http://www.lca-vision.com/ and http://www.lasikplus.com/.

Disclaimer

In connection with a possible consent solicitation by certain stockholders to remove and replace the Board of Directors of the Company, the Company plans to file a consent revocation statement solicitation with the Securities and Exchange Commission.  THE COMPANY URGES INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents filed by the Company with the SEC in connection with the consent solicitation at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.lasikplus.com.

LCA-Vision Inc. and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to the 2008 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.lasikplus.com or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 457-0109 (all others).  Additional information regarding the interests of such potential participants will be included in the consent revocation statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation.

        Earning Trust Every Moment.

                                   Transforming Lives Every Day.

For Additional Information

Company Contact:	Investor Relations Contact:
Barb Kise	Jody Cain
LCA-Vision Inc.	Lippert/Heilshorn & Associates
513-792-9292	310-691-7100